EXHIBIT 1

The undersigned hereby agree to file with the Securities and Exchange Commission a joint Schedule 13D on behalf of the below-named parties concerning their beneficial ownership of Monarch Dental Corporation.

Dated:            September 9, 2002         Europa International, Inc.



                                            By:  /s/ Fred Knoll
                                               ---------------------------------
                                            Name: Europa International, Inc.
                                            Title: Knoll Capital Management
                                            Investment Manager


Dated:            September 9, 2002         Knoll Capital Management


                                            By:  /s/ Fred Knoll
                                               ---------------------------------
                                            Name: Fred Knoll
                                            Title: President



Dated:            September 9, 2002           /s/ Fred Knoll
                                            ------------------------------------
                                            Fred Knoll, individually